SECOND AMENDMENT TO MERGER AGREEMENT

         THIS SECOND AMENDMENT TO MERGER AGREEMENT ("Second Amendment") dated February 22, 1998, by and among METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation ("Parent"), METCARE VI, INC., a Florida corporation and a wholly-owned subsidiary of Parent ("Parent Sub"), and TRIDENT MEDICAL CONCEPTS, INC., a Delaware corporation ("Trident").

                                    RECITALS

         WHEREAS, the parties have entered into a Merger Agreement dated as of November 30, 1997 (the "Merger Agreement") and a First Amendment to Merger Agreement dated as of January 13, 1998 ("First Amendment" and collectively with the Merger Agreement the "Agreements");

         WHEREAS, as of the date hereof Trident has not obtained the consent of Madeleine LLC., Trident's Lender (the "Lender's Consent") to consummate the transaction contemplated by the Agreements;

         WHEREAS, the parties have determined that it is in the best interest of the parties and their shareholders to close the Merger as of the date hereof;

         WHEREAS, the parties have agreed that in the event that Trident has not obtained Lender's Consent or otherwise replaced Lender on or before May 1, 1998 or as otherwise provided for herein ("Ending Date") then and in that event the Merger will be unwound as provided for herein; and

         WHEREAS, to protect the interest of the parties during the period from the date hereof ("Closing Date") through the Ending Date (the "Transitional Period") neither Parent, Parent Sub or Trident shall take any action that would materially adversely effect the business or assets of Parent, Parent Sub or Trident without the consent of Parent, Parent Sub and Trident.

         NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties intending to be legally bound, agree as follows:

         1. The provisions of this Second Amendment shall govern and control over any conflicting or inconsistent provisions in the Merger Agreement or First Amendment, but except as modified hereby, all provisions of the Merger Agreement and First Amendment remain unmodified and in full force and effect and are hereby reaffirmed by each of the parties hereto. Unless otherwise defined herein, all capitalized terms shall have the meanings as provided therefor in the Merger Agreement.

         2. Section 1.6 of the Merger Agreement is amended as follows:

         SECTION 1.6 Closing Date, Time and Place. The closing and consummation of the Merger will take place on February 22, 1998 ("Closing Date") at the offices of Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301, or at another time or place mutually agreed upon by the parties hereto.

         3. A new section, Section 6.7, shall be added to the Merger Agreement and read as follows:

         SECTION 6.7 Covenants as to Transitional Period

                     (a) Affirmative Covenants. Prior to the Ending Date, unless otherwise specifically provided in the Agreement or consented to in writing by Parent or Trident, Parent and Trident shall: (i) operate its business and conducts its affairs only in the usual and ordinary course consistent with past practices, and in such manner as shall be consistent with all representations and warranties of Trident so that the same remain true and accurate as of the Ending Date; (ii) preserve substantially intact its business organization, maintain its rights and franchises, use its reasonable efforts to retain the services of its officers and key employees and maintain its relationships with its customers and suppliers.

                     (b) Negative Covenants of Trident. Except as specifically provided in this Agreement or otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld) from the Closing Date of this Agreement until the Ending Date. Trident/Parent Sub shall not do any of the following:

                         (1) (i) increase the compensation payable or to become
payable to any director of officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into, or amend, any Benefit Plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

                         (2) declare, set aside or pay any dividend on, or make
any other distribution in respect of, outstanding shares of capital stock;

                         (3) (i) redeem, purchase or otherwise acquire any
shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities.

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

                         (4) acquire or agree to acquire, by merging or
consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person;

                         (5) sell, lease, exchange, mortgage, pledge, transfer
or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

                         (6) initiate, solicit, encourage (including by way of
furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquires or otherwise with respect to a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Trident/Parent Sub or any investment banker, financial advisor, attorney, accountant or other representative retained by Trident/Parent Sub to take any such action; notwithstanding the foregoing, Trident/Parent Sub and its directors may, to the extent required by their fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to and afford access to properties, books and records of Trident/Parent Sub and its subsidiaries to, any person in connection with a competing transaction by such person.

                         (7) propose or adopt any amendments to its Articles of
Incorporation or By-Laws;

                         (8) incur any obligation for borrowed money or purchase
money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, except for issuance of Trident Sub promissory note or preferred stock convertible into shares and warrants in approximate amount of $1,000,000 of Metropolitan or Trident after the Ending Date, as the case may be;

                         (9) (i) change any of its methods of accounting in
effect at the Closing Date, (ii) make or rescind any express or deemed election relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended May 31, 1997, except, in the case of clause (i) or (ii) as may be required by Law or generally accepted accounting principles;

                         (10) agree in writing or otherwise to do any of the
foregoing.

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

                     (c) Negative Covenants of Parent. Except as specifically provided in this Agreement or otherwise consent to in writing by Trident/Parent Sub (which consent shall not be unreasonably withheld) from the Closing Date until the Ending Date, excluding those items previously reported, disclosed, recorded in the books of the corporation, or as noted in any filing with the SEC, NASDAQ or NASD, Parent shall not do any of the following:

                         (1) (i) increase the compensation payable or to become
payable to any director of officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into, or amend, any Benefit Plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

                         (2) declare, set aside or pay any dividend on, or make
any other distribution in respect of, outstanding shares of capital stock;

                         (3) (i) redeem, purchase or otherwise acquire any
shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities.^

                         (4) sell, lease, exchange, mortgage, pledge, transfer
or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

                         (5) initiate, solicit, encourage (including by way of
furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquires or otherwise with respect to a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Parent or any investment banker, financial advisor, attorney, accountant or other representative retained by Parent to take any such action; notwithstanding the foregoing, Trident/Parent Sub and its directors may, to the extent required by their fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to and afford access to properties, books and records of Trident/Parent Sub and its subsidiaries to, any person in connection with a competing transaction by such person.


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


                         (6) propose or adopt any amendments to its Articles of
Incorporation or By-Laws;

                         (7) incur any obligation for borrowed money or purchase
money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and except in connection with obtaining up to an aggregate of $3,000,000 obtained in connection with the issuance of preferred shares of Parent;

                         (8) (i) change any of its methods of accounting in
effect at the Closing Date, (ii) make or rescind any express or deemed election relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended May 31, 1997, except, in the case of clause (i) or (ii) as may be required by Law or generally accepted accounting principles;

                         (9) agree in writing or otherwise to do any of the
foregoing.

         4. Article II, Section 2.1(a)(1), Section 2.4 and Section 2.5 is amended to provide for an exchange rate of 1.15.

         5. A new section, Article 11, Additional Matters, shall be added to the Merger Agreement and read as follows:

                                   ARTICLE 11
                               ADDITIONAL MATTERS

         Section 11.1 Waiver. The parties have expressly agreed that the following Closing conditions set forth in Article 7 shall be waived:

                  Section 7.1(e)   Pooling Letters
                  Section 7.1(f)   Financial Statements, except as provided in
                                   Section 11.2 hereof

         Section 11.2 Rights to Unwind.

                      (a) Parent shall have the absolute right to cause the Merger to be unwound as provided for in Section 11.3 herein solely upon the occurrence of any of the following events:

                         (i) failure by Parent to receive the audited Financial
Statements described in Section 7.1(f) by March 3, 1998 in substantially the same form as previously delivered in "draft" to Parent and included herewith; or

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

                         (ii) failure to obtain Lender's Consent to the Merger
Agreement, as amended, or to replace Lender by May 1, 1998;or

                         (iii) the receipt by Trident of a notice of Event of
Default as described in the Financing Agreement dated as of December 5, 1997.

                  (b) To exercise the rights under this Article 11, notice shall be given as provided in Section 9.2 of the Merger Agreement.

         Section 11.3 Unwind. In the event that the Merger Agreement should be unwound for any of the events set forth in Section 11.2, the parties shall take such action, the results of which shall be to place Parent, Parent Sub, Trident and the Trident Shareholders in the same or similar financial condition as they would have been if the transactions contemplated under the Merger Agreement had not been consummated. Each of the parties shall use their best efforts to take such actions in order to effectuate, carry out and comply with all the terms and provisions of this Section.

         Section 11.4 Exhibits and Schedules

                  Parties agree that all exhibits and schedules shall be prepared and exchanged on or before March 3, 1998 and all parties acknowledge that they are aware of:

                      (i) Form 10-Q of Parent and current financial status of Trident;

                      (ii) as to Parent matters relating to Kunan, Milian, Ward and NASD; and

                      (iii) as to Trident, matters relating to telephone claim and MDIA.

         Section 11.5 Appointment to Board of Directors

                  Providing Merger Agreement is not unwound, after Ending Date, Roberto Palenzuela shall become a member of Parent Board of Directors.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Merger Agreement this 22nd day of February, 1998.

PARENT:

METROPOLITAN HEALTH NETWORKS, INC.


By: /s/ Noel J. Guillama
    -------------------------------
    Name:  Noel J. Guillama
    Title:  President and CEO


PARENT SUB:                                   TRIDENT:

METCARE VI, INC.                              TRIDENT MEDICAL CONCEPTS, INC.


By: /s/ Noel J. Guillama                      By: /s/ Anthony J. Gigliotti
    -------------------------------           -------------------------------
    Name:  Noel J. Guillama                   Name:  Anthony J. Gigliotti
    Title:  President and CEO                 Title:  President and CEO


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